Exhibit 2.1

                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT ("Agreement") dated as of this 31st day of August, 2004 by and among Lin Ray Yang Enterprise Ltd., a British Virgin Islands company ("LRY"), the Shareholders of LRY identified on Schedule I hereto (the "LRY Shareholders"), Lin Chi Jung ("Lin"), as sole director of LRY and as agent for the LRY Shareholders, and SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC. ("SRRE") a Texas corporation.

                                    RECITALS

         WHEREAS, the LRY Shareholders holds two (2) million shares of common stock of LRY (the "LRY SHARES"), which constitute all of the issued and outstanding shares of LRY.

         WHEREAS, the LRY Shareholders and SRRE desire to effect the exchange of the LRY Shares for ten (10) million shares of common stock of SRRE (the "SRRE SHARES") as a result LRY shall be merged as a wholly owned subsidiary of SunRise Real Estate Development Group, Inc., a Cayman Island company ("CY-SRRE"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         When used herein, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Assets" means all properties, assets, Contracts, business, goodwill and rights of a Person as a going concern, of every kind, nature, character and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of a Person on the Closing Date.

         "Contract" means any contract, agreement, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Employee Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee  Pension  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(2).

         "Employee  Welfare  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Export Control Laws" shall mean all laws, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretations thereof, relating to the export or re-export of commodities and technologies. Export Control Laws include, but are not limited to, the Export Administration Act of 1979 (24 U.S.C. ss.ss. 2401-2420); the International Emergency Economic Powers Act (50 U.S.C. ss.ss. 1701-1706); the Trading with the Enemy Act (50 U.S.C. ss.ss. 1 et seq); the Arms Export Control Act (22 U.S.C. ss.ss. 2778, 2779); and the International Boycott Provisions of Section 999 of the Code.

         "GAAP" shall mean generally accepted accounting principles in the United States as of the date of this Agreement consistently applied.

         "Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, whether or not registered, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation),
(vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments thereof (in whatever form or medium) and (ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder.

         "Know-how" means any and all technical knowledge, proprietary rights, patented or unpatented inventions, trade secrets, analytical methodology, processes, data and all other information or experience possessed by, as the case may be, SRRE or LRY, or which SRRE or LRY have the right to use.

         "Liabilities" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

         "Lien" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option, conditional sale or installment Contract or encumbrance of any kind.

         "Person" shall include an individual, a partnership, a corporation, a limited liability company or a division or business unit thereof, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended.

                                   ARTICLE II.

                               EXCHANGE OF SHARES

         2.1. Delivery of LRY Shares. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the LRY Shareholders shall sell, transfer, assign and convey to SRRE, and SRRE shall acquire, the LRY Shares, and the LRY Shareholders shall deliver to SRRE share certificates representing the LRY Shares, duly endorsed to SRRE or accompanied by stock powers duly executed in proper form for transfer.

         2.2. Issuance of SRRE Shares. In consideration of and in exchange for the LRY Shares, SRRE shall, at the Closing, allot and issue to the LRY Shareholders, and the LRY Shareholders shall acquire, the SRRE Shares, and SRRE shall deliver to the LRY Shareholders share certificates representing newly issued SRRE Shares.

         2.3. Escrow of Shares. Prior to the Closing, the LRY Shareholders shall deliver to Carl A. Generes, Attorney at Law, 4315 West Lovers Lane, Dallas, 75209-2818, U.S.A (the "Escrow Agent") the certificate(s) representing the LRY
Shares and SRRE shall deliver to the Escrow Agent the certificate(s) representing the SRRE Shares. The Escrow Agent shall release the certificates representing the SRRE Shares to the LRY Shareholders and the certificates representing the LRY Shares to SRRE upon Closing.

                                  ARTICLE III.

                                     CLOSING

         3.1. Closing. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Carl A. Generes, Attorney at Law, 4315 West Lovers Lane, Dallas, Texas 75209-2818, U.S.A on or before September 30, 2004 or within five (5) days after the conditions contained in Articles VII and VIII have been satisfied or waived or at such other place and time as may be agreed upon by the parties hereto. The time and date of the Closing is referred to herein as the "Closing Date." At the Closing, in addition to the exchange of the LRY Shares and the SRRE Shares, the parties hereto shall deliver such certificates, opinions and other documents as are specified in Articles VII and VIII.

         3.2. Transfer Taxes. The LRY Shareholders and SRRE, as the case may be, shall be responsible for any transfer and similar taxes assessed or payable by each of them in connection with the sale and transfer of the LRY Shares or issuance of the SRRE Shares, as the case may be, and the transactions contemplated hereby.

ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                      OF LRY, THE LRY SHAREHOLDERS AND LIN

         LRY, LIN and LRY Shareholders, shall jointly and severally, represent and warrant to, and agree with, SRRE and CY-SRRE as follows:

         4.1. Organization.


                  (a) LRY is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. LRY has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. LRY is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by LRY or the nature of the business conducted by it makes such qualification necessary. LRY has heretofore made available to SRRE true, accurate and complete copies of LRY's of Memorandum and Articles of Association as in effect on the date hereof and minutes of all meetings of the stockholders and directors of LRY held through and including the date of this Agreement. LRY is not in violation of any of the provisions of its Memorandum and Articles of Association.

                  (b) LRY has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and, if necessary, the stockholders of LRY and no other corporate proceedings on the part of LRY are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by LRY and constitutes the legal, valid and binding obligations of LRY, enforceable against them in accordance with its terms.

         4.2. Capitalization. LRY has authorized capital stock of 19,500,000 shares of Common Stock, par value $1 per share, of which two (2) million shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of LRY have been duly authorized, validly issued, fully paid, nonassessable and are free of preemptive rights. There are no other convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating LRY to issue, transfer or sell any of its securities. None of such issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         4.3. Share Ownership. The LRY Shareholders has full and valid title and control of the LRY Shares free and clear of any Lien. None of the LRY Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement.

         4.4. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree, (ii) violate or conflict with the Memorandum and Articles of Association of LRY, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which LRY is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a material adverse effect on the business, operations, Assets, Liabilities, condition (financial or otherwise), results of operations or prospects (a "Material Adverse Effect") of LRY.

                  (b) The execution, delivery or performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign.

         4.5. [Internationally Omitted.]

         4.6. Real and Personal Property. LRY has good and marketable title to, or valid leasehold or license interests in, all real property or other Assets used or held for use in the conduct of its business, including, without limitation, the Assets reflected on its books and records or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any Liens, other than Liens for taxes not yet due and payable. All of the real property and Assets owned or leased by LRY are in all material respects in working condition and repair, ordinary wear and tear excepted.

         4.7. No Undisclosed Liabilities. LRY has had no direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing on the date hereof which would have a Material Adverse Effect on LRY.

         4.8. Absence of Certain Changes. Since August 30, 2004, there has been no material adverse change in the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of LRY, and nothing has occurred relative to the business or prospects of LRY which would have a Material Adverse Effect on the future business of LRY.

         4.9. Litigation. No material investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to LRY is pending or, to the knowledge of LRY, threatened against LRY, and no governmental entity or regulatory body has advised LRY of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of LRY, threatened against or affecting LRY at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by LRY pursuant to this Agreement. As of the date hereof, LRY is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to LRY which would have a material adverse effect on LRY.

         4.10. Contracts. LRY has previously provided SRRE access to true, correct and complete copies of all material Contracts to which LRY is a party. As to such Contracts, (i) there are no existing breaches or defaults by LRY thereunder or, to the knowledge of LRY, by the other parties to such Contracts;
(ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by LRY thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than LRY, it shall be limited to the knowledge of LRY; (iii) none of them will result in any loss to LRY upon completion or performance thereof; and (iv) none of the parties to Contracts have expressed an indication to LRY of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts as a result of the consummation of the transactions contemplated hereby.

         4.11. Intellectual Property.

                  (a) LRY owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of LRY as proposed to be conducted. LRY has taken all commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) LRY has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and LRY has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation (including any claim that LRY must license or refrain from using any Intellectual Property rights of any third Person). To the knowledge of LRY, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of LRY.

         4.12. Licenses, Permits and Consents; Compliance with Applicable Law.

                  (a) LRY has all licenses and permits which individually or in the aggregate are material to the conduct of the business of LRY or any of its employees by reason of such employee's activities on behalf of LRY under applicable law or by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of LRY, and all of such listed licenses and permits are in full force and effect as of the date hereof. LRY has not received notice and, to the knowledge of LRY, there is no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

                  (b) LRY is not in violation or breach of any, and the business and operations of LRY comply in all material respects and are being conducted in accordance with, all material governing laws, regulations and ordinances applicable thereto and LRY is not in material violation of or in material default under, any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

         4.13. Securities Law Acknowledgments. The LRY Shareholders acknowledge that the SRRE Shares are, and will be, offered and sold to the LRY Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws. The LRY Shareholders will not sell or otherwise transfer the SRRE Shares without registration under the Securities Act or an exemption therefrom, and fully understand and agree that the LRY Shareholders or any such transferee must bear the economic risk of holding the SRRE Shares for an indefinite period of time because, among other reasons, the SRRE Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for SRRE. The LRY Shareholders are acquiring the SRRE Shares for the account of the LRY Shareholders for investment and not with a view to resale or distribution except in compliance with the Securities Act.

         4.14. Regulation S Exemption. The LRY Shareholders understands that the SRRE Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated pursuant to the Securities Act and that SRRE is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of each LRY Shareholders set forth herein in order to determine the applicability of such exemptions and the suitability of each LRY Shareholders to acquire the SRRE Shares. In this regard, each LRY Shareholders represents, warrants and agrees that:

                  (a) The LRY Shareholders is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities
Act) of the Seller. A "U.S. person" means any one of the following:

                  (i) any natural person resident in the United States;

                  (ii) any partnership or corporation organized or incorporated under the laws of the United States;

                  (iii) any estate of which any executor or administrator is a U.S. person;

                  (iv) any trust of which any trustee is a U.S. person;

                  (v) any agency or branch of a foreign entity located in the United States;

                  (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

                  (viii) any partnership or corporation if:

                           (1) organized or incorporated under the laws of any foreign jurisdiction; and

                           (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

                  (b) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each LRY Shareholders was outside of the United States.

                  (c) The LRY Shareholders will not, during the period commencing on the date of acquisition of the SRRE Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Restricted Period"), offer, sell, pledge or otherwise transfer the shares in the United States, or to a U.S. person or for the account or benefit of a U.S. person, or otherwise in a manner that is not in compliance with Regulation S.

                  (d) The LRY Shareholders will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the SRRE Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

                  (e) No LRY Shareholders has engaged in and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the SRRE Shares within the United States, including without limitation, any put, call or other option transaction, option writing or equity swap.

                  (f) No LRY Shareholders nor any person acting on its behalf has engaged, nor will, during the Restricted Period, engage in any directed selling efforts to any U.S. person with respect to the Shares and each LRY Shareholders and any person acting on its behalf have complied and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act.

                  (g) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  (h) No LRY Shareholders nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the SRRE Shares. Each LRY Shareholders agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the SRRE Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the United States or its territories, and only in compliance with any local applicable securities laws.

                  (i) Each certificate representing the SRRE Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

                                    (A)  "THE   SHARES  ARE  BEING   OFFERED  TO
                                    INVESTORS  WHO  ARE  NOT  U.S.  PERSONS  (AS
                                    DEFINED IN REGULATION S UNDER THE SECURITIES
                                    ACT OF 1933,  AS  AMENDED  ("THE  SECURITIES
                                    ACT"))  AND  WITHOUT  REGISTRATION  WITH THE
                                    UNITED   STATES   SECURITIES   AND  EXCHANGE
                                    COMMISSION   UNDER  THE  SECURITIES  ACT  IN
                                    RELIANCE UPON REGULATION S PROMULGATED UNDER
                                    THE SECURITIES ACT."

                                    (B) "TRANSFER OF THESE SHARES IS PROHIBITED,
                                    EXCEPT IN ACCORDANCE  WITH THE PROVISIONS OF
                                    REGULATION S, PURSUANT TO REGISTRATION UNDER
                                    THE SECURITIES ACT, OR PURSUANT TO AVAILABLE
                                    EXEMPTION   FROM    REGISTRATION.    HEDGING
                                    TRANSACTIONS  MAY NOT BE CONDUCTED UNLESS IN
                                    COMPLIANCE WITH THE SECURITIES ACT."

                  (j) The LRY Shareholders consents to SRRE making a notation on its records or giving instructions to any transfer agent of SRRE in order to implement the restrictions on transfer of the Shares set forth in this Section 4.14.

                  (k) The LRY Shareholders agrees that it will not transfer the SRRE Shares, and SRRE shall not be required to transfer the shares unless the transferee executes a representation letter substantially in accordance with Exhibit A hereto.

         4.15. Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, LRY, who might be entitled to any fee or commission from LRY, SRRE or their Affiliates upon the consummation of the transactions contemplated hereby.

         4.16. Accuracy of Representations. The representations and warranties made by LRY, LIN and the LRY Shareholders in this Agreement, and in any certificate or Schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. There is no material fact or condition which could have a Material Adverse Effect on LRY which has not been set forth in this Agreement or described in the Schedules hereto.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                               OF SRRE and CY-SRRE

         SRRE and CY-SRRE, represents and warrants to, and agrees with, LRY, LIN and the LRY Shareholders as follows:

5.1.       Organization; Authority.

                  (a) SRRE is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. SRRE has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SRRE is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by SRRE or the nature of the business conducted by it makes such qualification necessary. SRRE has heretofore made available to LRY true, accurate and complete copies of SRRE's Articles of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of the stockholders and directors of SRRE held through and including the date of this Agreement. SRRE is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

                  (b) SRRE has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and, if necessary, the stockholders of SRRE and no other corporate proceedings on the part of SRRE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

                  (c) This Agreement has been duly authorized, executed and delivered by SRRE and constitutes the legal, valid and binding obligations of each of them, enforceable against them in accordance with its terms. The issuance of the SRRE Shares have been duly authorized by all required corporate action on the part of SRRE. The SRRE Shares when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens.

         5.2. Capitalization. SRRE has authorized capital stock of 200,000,000 shares of Common Stock, no par value, of which 6,630,614 are issued and outstanding as of the date hereof. A copy of the current stockholder list is attached hereto as Schedule 5.2. All issued and outstanding shares of capital stock of SRRE have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating SRRE to issue, transfer or sell any of its securities other than as provided for in Section 8.5 hereto. All of such shares have been issued in compliance with all Federal and State securities law. None of such issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         5.3. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree, (ii) violate or conflict with the Articles of Incorporation or By-Laws of SRRE, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which SRRE is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a Material Adverse Effect on SRRE.

                  (b) The execution, delivery or performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign.

         5.4. SEC Reports; Financial Statements.

                  (a) SRRE has previously delivered to LRY true and complete copies of its Form 10-SB dated ______ _____, ______, Form 10-KSB for the fiscal year ended December 31, 2003 and its Forms 10-QSB for the quarters ended December 31, 2003 and June 30, 2004 (the "SEC Reports"), and all other documents (other than preliminary material) that SRRE was required to file with the SEC since the effective date of its Form 10-SB. Prior to the Closing Date, SRRE will have furnished LRY with true and complete copies of any additional SEC Reports required to be filed by SRRE, if any, with the SEC prior to the Closing Date. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

                  (b) The financial statements of SRRE, including the notes thereto, included in the SEC Reports, comply as to form in all material respects with applicable accounting requirements and with respect to the published regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of SRRE at the dates thereof and for the periods to which they relate.

                  (c) Except and as to the extent reflected in the June 30, 2004 balance sheet of SRRE included in its June 30, 2004 10-QSB, SRRE did not have any direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior to June 30, 2004 which would be required to be reflected on the June 30, 2004 balance sheet in accordance with GAAP.

         5.5. Real and Personal Property.

                  (a) SRRE does not own any real property or lease any property which is material to the operation of its business, would result in any material liability if the lease were terminated prior to the expiration of the term thereof or would interfere with the business of SRRE if it was required to vacate such premises.

                  (b) SRRE has good and marketable title to, or valid leasehold or license interests in, all other Assets used or held for use in the conduct of its business, including, without limitation, the Assets reflected on the books and records or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any Liens, Liens reflected on its books and records and Liens for Taxes not yet due and payable. All of the Assets owned or leased by SRRE are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained. There are no material capital expenditures currently contemplated or necessary to maintain the current business of SRRE.

         5.6. No Undisclosed Liabilities. Except as set forth in SRRE's financial statements SRRE had no direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on the date hereof.

         5.7. Absence of Certain Changes. Since August, 30, 2004 there has been no material adverse change in the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of SRRE, and nothing has occurred relative to the business or prospects of SRRE which would have a Material Adverse Effect on the future business of SRRE.

         5.8. Tax Matters. SRRE has filed all tax returns required to be filed by it (or has filed appropriate extensions therefor), has paid all taxes due whether identified on the tax returns or otherwise, and has made appropriate provision in the SRRE Financial Statements for any taxes not yet due, and all such tax returns were true, correct and complete. None of the tax returns described in the preceding sentence or otherwise filed by or on behalf of SRRE contains or will contain a disclosure statement under Section 6661 of the Code or any similar provision of state, local, foreign or other law. No assets of SRRE, and no Assets used in the business of SRRE, are subject to any Liens for taxes.

         5.9. Entire Business. No portion of the business of SRRE is conducted by any Affiliate of SRRE or any third party and all of the Assets necessary for the conduct of the business of SRRE as presently conducted are owned by SRRE. All such Assets are exclusively owned or leased and used by SRRE and its customers.

         5.10. Litigation. No material investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to SRRE is pending or, to the knowledge of SRRE, threatened against SRRE, and no governmental entity or regulatory body has advised SRRE of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of SRRE, threatened against or affecting SRRE at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by SRRE pursuant to this Agreement. As of the date hereof, SRRE is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to SRRE which would have a Material Adverse Effect on SRRE.

         5.11. Employee Benefit Plans. SRRE does not maintain or contribute to, or is required to maintain or contribute to any Employee Benefit Plan. To the knowledge of SRRE, SRRE does not contribute to, ever has contributed to, or ever has been required to contribute to, any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. SRRE does not maintain or ever has maintained or contribute, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         5.12. Contracts. SRRE has previously made available to LRY access to true, correct and complete copies of all material Contracts to which SRRE is a party. As to such Contracts, (i) there are no existing breaches or defaults by SRRE thereunder or, to the knowledge of SRRE, by the other parties to such Contracts; (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by SRRE thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than SRRE, it shall be limited to the knowledge of SRRE; (iii) none of them will result in any loss to SRRE upon completion or performance thereof; and (iv) none of the parties to Contracts have expressed an indication to SRRE of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts as a result of the transactions contemplated hereby.

         5.13. Intellectual Property.

                  (a) SRRE owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of SRRE and as proposed to be conducted. SRRE has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) To the best knowledge of SRRE, SRRE has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and SRRE has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation (including any claim that either SRRE must license or refrain from using any Intellectual Property rights of any third Person). To the knowledge of SRRE, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Person.

         5.14. Licenses, Permits and Consents; Compliance with Applicable Law.

                  (a) SRRE has all licenses and permits which individually or in the aggregate are material to the conduct of the business of SRRE or any of its employees by reason of such employee's activities on behalf of SRRE under applicable law or by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of SRRE, and all of such listed licenses and permits are in full force and effect as of the date hereof. SRRE has not received notice and, to the knowledge of SRRE, there is no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

                  (b) SRRE is not in violation or breach of any, and the business and operations of SRRE comply in all material respects and are being conducted in accordance with, all governing laws, regulations and ordinances applicable thereto and SRRE is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

         5.15. Environmental, Health and Safety Matters. SRRE and its respective predecessors have at all times complied with, and SRRE is presently in compliance with, all environmental, health, and safety requirements required by applicable law.

         5.16. Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, SRRE or their respective Affiliates who might be entitled to any fee or commission from SRRE, LRY or their respective Affiliates upon the consummation of the transactions contemplated hereby or thereafter.

         5.17. Accuracy of Representations. The representations and warranties made by SRRE in this Agreement, and in any certificate or Schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. There is no material fact or condition which could have a Material Adverse Effect on SRRE which has not been set forth in this Agreement or described in the Schedules hereto.

                                   ARTICLE VI.
                                    COVENANTS

         6.1. Conduct of Business of SRRE and LRY. From the date hereof to the Closing Date, LRY and SRRE, shall:

                  (i) conduct its business only in the ordinary course and in substantially the same manner as heretofore conducted;

                  (ii) maintain and keep its Assets in good repair, working order and condition, except for ordinary wear and tear;

                  (iii) use its best efforts to maintain and preserve its business organization intact, retain its present employees so that they will be available after the Closing Date, and maintain its relationships with its customers so that they will be preserved after the Closing Date; and

                  (iv) not take any action which would cause the representations and warranties set forth herein to be untrue or which would have a Mutual Adverse Effect on the business of LRY or SRRE, as the case may be.

         6.2. No Solicitation. Neither LRY or SRRE shall, and each shall direct and otherwise cause their respective officers, directors, partners, financial advisors, counsel, agents and Affiliates of such party not to, (i) directly or indirectly solicit, encourage or facilitate (including by way of furnishing any non-public information concerning LRY or SRRE, as the case may be) the submission of proposals or offers from any Person other than LRY and SRRE relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation or business combination with, LRY or SRRE, as the case may be (an "Acquisition Proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person other than the other parties hereto in connection with, any Acquisition Proposal by any Person other than LRY, SRRE or their respective Affiliates, as the case may be.

         6.3. Access to Information; Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, LRY, on the one hand, and SRRE, on the other hand, shall give to the other(s) and their respective lenders, officers, directors, financial advisors, counsel and other agents access to all offices of LRY or SRRE, as the case may be, and to all of its respective books and records, permit them to make such inspections as they may require and shall cause LRY's or SRRE's respective officers, directors and employees to furnish the other(s) and their prospective lenders, officers, directors, financial advisors, counsel and other agents with such financial and operating data and other information with respect to the business and properties of LRY and SRRE or their prospective lenders, officers, directors, financial advisors, counsel and other agents may from time to time reasonably request, and as may be necessary to establish the performance by the parties hereto of their covenants under this Agreement and the accuracy of their representations and warranties herein, and in connection with the preparation of any filing or submission to any governmental entity or regulatory body.

                  (b) LRY, on the one hand, and SRRE, on the other hand, shall hold, and shall use commercially reasonable efforts to cause their respective officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning LRY or SRRE, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of LRY or any of their respective Affiliates on the one hand, or SRRE or any of their Affiliates, on the other hand; or (ii) later lawfully acquired without the breach of any other agreement by a party hereto or their respective officers, directors, partners, financial advisors, counsel and other agents from other sources) and will not release or disclose such information to any other Person, except its officers, directors, prospective lenders, financial advisors, counsel and other agents in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained as hereinbefore provided, and, if requested by any party hereto case may be, the other(s) will, and will cause its officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to, return to the requesting party all copies of written information furnished by or on its behalf to the other(s) or their respective officers, directors, prospective lenders, financial advisors, counsel and other agents.

         6.4. Best Efforts. Subject to the terms and conditions herein provided, each party hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including making all required submissions or filings with governmental entities and regulatory bodies, to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto or their officers, directors or representatives shall take all such necessary action. Each party hereto shall execute any additional instruments necessary to consummate the transactions contemplated hereby.

         6.5. Consents. Each party hereto shall use their best efforts to obtain, at its expense, all consents, approvals and waivers of third Persons or governmental entities or regulatory bodies required to consummate the transactions contemplated hereby.

         6.6. Public Announcements. Each of the parties hereto will consult with one another before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not, except as may be required by law or any listing agreements with any national securities exchange, issue any such press release or make any such public statement without the approval of one another.

         6.7. Continued Effectiveness of Representations and Warranties. From the date hereof until the Closing Date, each of the parties shall use their respective best efforts to conduct such parties' affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Articles III and IV shall continue to be true and correct on and as of the Closing Date as if made on the Closing Date and the parties shall promptly notify the others of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach such party of any of such representations and warranties.

         6.8. Expenses. Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the obligation of the party incurring such expenses.

                                  ARTICLE VII.

                       CONDITIONS PRECEDENT TO PERFORMANCE
                                     of SRRE

         The obligations of SRRE under this Agreement are subject to the following conditions which may be waived in whole or in part by SRRE at their election:

         7.1. Bring Down of Representations and Warranties. The representations and warranties of LRY and the LRY Shareholders in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and LRY and the LRY Shareholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

         7.2. Authority. LRY shall have delivered to SRRE a certificate of the Secretary of LRY, certifying to the resolutions of the Board of Directors of LRY authorizing the transactions contemplated hereby and certifying that such resolutions have not been revoked, suspended or amended and remain in full force and effect. SRRE shall have received all documents it may reasonably request relating to the existence of LRY and the authority of LRY to enter into this Agreement and to consummate the transactions contemplated hereby.

         7.3. Material Adverse Changes. There shall not have been, and on the Closing Date there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of LRY, and SRRE shall have received a certificate of the President of LRY to the foregoing effect.

         7.4. Consents. LRY shall have obtained all approvals, authorizations and consents required to consummate the transactions contemplated hereby upon terms and subject to conditions satisfactory to SRRE in its sole discretion and such approvals, authorizations and consents shall be in full force and effect. SRRE shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.

         7.5. Injunction. There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or which is reasonably likely to have any material adverse effect of the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of LRY, taken as a whole.

                                  ARTICLE VIII.

                       CONDITIONS PRECEDENT TO PERFORMANCE
                         OF LRY AND THE LRY SHAREHOLDERS

         8.1. Bring Down of Representations and Warranties. The representations and warranties of SRRE contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Closing Date with the same force and effect as if made on and as of the Closing Date, and SRRE shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date. LRY shall have received a certificate of the President of SRRE to the foregoing effect.

         8.2. Authority. SRRE shall have delivered to LRY a certificate of the Secretary of SRRE certifying to the resolutions of the Board of Directors of SRRE authorizing the transactions contemplated hereby and certifying that such resolutions have not been revoked, suspended or amended and remain in full force and effect. LRY shall have received all other documents it may reasonably request relating to the existence of SRRE and the authority of SRRE to enter into this Agreement and to consummate the transactions contemplated hereby.

         8.3. Releases. SRRE shall have received releases from each of its directors and officers from all claims which such directors and officers may have against SRRE as of the Closing Date.

         8.4. Consents. All approvals, authorizations and consents required by SRRE to consummate the transactions contemplated hereby shall have been obtained on terms and conditions satisfactory to LRY in its sole discretion and shall be in full force and effect, and LRY shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.

         8.5. Injunction. There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                                   ARTICLE IX.

                     NATURE AND SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

         All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the party delivering the same. All representations and warranties and covenants shall survive the Closing Date. All representations and warranties contained in this Agreement and in the disclosure schedules or in any certificates or other documents delivered pursuant hereto shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any party hereto. All covenants and agreements shall survive the consummation of the transactions contemplated hereby.

                                   ARTICLE X.

                                 INDEMNIFICATION

                  (a) LRY and the LRY Shareholders hereby agree to indemnify and hold harmless SRRE and its respective Affiliates from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by LRY and the LRY Shareholders in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto.

                  (b) SRRE hereby agrees to indemnify and hold harmless LRY and the LRY Shareholders from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by SRRE in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto.

                                   ARTICLE XI.

                         TERMINATION; AMENDMENT; WAIVER

         11.1. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of LRY, the LRY Shareholders and SRRE;

                  (b) by LRY and the LRY Shareholders, on the one hand, or SRRE, on the other hand, as the case may be, if the Closing shall not have occurred on or before September 30, 2004 so long as the party terminating this Agreement pursuant to this Section 11.1 has not made any material misrepresentation or materially breached a covenant, agreement or warranty contained herein;

                  (c) by SRRE, on the one hand, or LRY and the LRY Shareholders, on the other hand, if (i) the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental entity or regulatory body having competent jurisdiction or (ii) there shall be a statute, rule or regulation which makes the transactions contemplated hereby illegal or otherwise prohibited; or

                  (d) by LRY and the LRY Shareholders, on the one hand, and SRRE, on the other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty set forth in this Agreement, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.

         In the event this Agreement is terminated as provided in Section 11.1(a), (b) or (c), this Agreement shall become void and of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 4.18, 5.16, 6.2, 6.3, 6.6 and 6.8 shall survive and continue in full force and effect notwithstanding termination.

         11.2. Amendment. This Agreement may be amended by action taken by the parties hereto by an instrument in writing.


         11.3. Extension; Waiver. At any time prior to the Closing Date, LRY and SRRE may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         12.1. Entire Agreement; Assignment. This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof. All references to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise. This Agreement shall not be assigned by operation of law or otherwise.

         12.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to SRRE:

                           SunRise Real Estate Development Group, Inc.
                           15th Floor, No. 333 Zhaojiabang Road
                           Shanghai, China, P.R.C.
                           Fax:
                           Attn:

                  with a copy to:

                           Carl A. Generes
                           4315 West Lovers Lane
                           Dallas, Texas 75209-2818, U.S.A.
                           Fax:   (214 ) 352-8674
                           Attn:  Carl A. Generes

                  if to LRY:

                           Lin Ray Yang Enterprise Ltd.
                           P.O. Box 3274, Road Town
                           Tortola, British Virgin Islands
                           Fax:
                           Attn:

                  with a copy to:

                           BDO McCabe Lo & Co
                           29th Floor Wing On Centre
                           111 Connaught Road Central
                           Central, Hong Kong
                           Fax:   (852) 2815-0002
                           Attn:  Fanny Li

or to such other address as the Person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

         12.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to applicable principles of conflicts of laws thereof.

         12.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

         12.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         12.6. Specific Performance. Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         12.7. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         12.8. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and the terms thereof shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         12.9. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.




                                     SUNRISE REAL ESTATE
                                     DEVELOPMENT GROUP, INC.


                                     By: /s/ Chi-Yuan, Chiu
                                        Name: Chi-Yuan Chiu
                                        Title: President and CEO


                                     LRY SHAREHOLDERS


                                      By: /s/ Lin, Chi-Jung
                                      Name:Lin, Chi-Jung
                                      Title:Director of and on behalf of Lin Ray
                                      Yang Enterprise, Ltd., Ace Develop
                                      Properties, Ltd., Planet Technology
                                      Corporation and Systems and Technology
                                      Corporation

                                   SCHEDULE 1
                   SHAREHOLDER LIST OF LIN RAY YANG ENTERPRISE

                              List of Shareholders

 -------------------------------------------------------------------------------
      Name of Shareholders                 Shares No. (LRY)      Shares No. Post
                                                                 Exchange (SRRE)
 -------------------------------------------------------------------------------
 1.   Ace Develop Properties Limited         1,700,000              8,500,000
 -------------------------------------------------------------------------------
 2.   Planet Technology Corporation            150,000                750,000
 -------------------------------------------------------------------------------
 3.   Systems & technology corp.               150,000                750,000
 -------------------------------------------------------------------------------